UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):
October 25, 2005

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 0-16469

Delaware                                                                         13-3275609
(State or other jurisdiction of                                          (I.R.S. Employer
incorporation or organization)                                         Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

Item 1.01. Entry into a Material Definitive Agreement

        On October 25, 2005 Inter Parfums, Inc. entered into an agreement with Citigroup Global Markets Inc., Oppenheimer & Co. Inc. and SG Cowen & Co., LLC, as representatives of the several underwriters, for the public sale by one of its stockholders, LV Capital USA, Inc., of 3,436,050 shares of its common stock at $15.50 per share, before underwriting discounts, commissions and expenses. In addition, Messrs. Jean Madar (Inter Parfums' Chairman and CEO) and Philippe Benacin (Inter Parfums' Vice Chairman and President) have granted to the underwriters a 30-day option to purchase up to an additional 515,408 shares of Inter Parfums common stock to cover over-allotments, if any. Inter Parfums, Inc. will not receive any proceeds of the sale. Inter Parfums, Inc. and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Item 9.01 Financial Statements and Exhibits.

        10.1 Form of Underwriting Agreement, incorporated by reference to Exhibit 1 to the  Registration Statement on Form S-3, registration number 333-128170, as filed September 8, 2005.

        99.1 Our press release dated October 26, 2005 is filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: October 28, 2005

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President